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                                                                      EXHIBIT 15

August 19, 2002

Cendant Corporation
9 West 57th Street
New York, New York

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Cendant Corporation and subsidiaries for the three and six month periods ended June 30, 2002 and 2001, as indicated in our report dated August 12, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2002, is incorporated by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35707,
333-35709, 333-45155, 333-45227, 333-49405, 333-78447, 333-86469, 333-51586,
333-59246, 333-65578, 333-65456, 333-65858, 333-83334, 333-84626, 333-86674 and
333-87464 on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682,
33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175, 333-09633,
333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2, 333-42549,
333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638,
333-64738, 333-71250, 333-58670, and 333-89686 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
New York, New York


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